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                                                                       EXHIBIT 6


                    Farmers New World Life Insurance Company
                            3003 - 77th Avenue, S.E.
                         Mercer Island, Washington 98040
                        Direct Dial Number: 206-232-8400



August 22, 2002

Farmers New World Life Insurance Company
3003 - 77th Avenue, S.E.
Mercer Island, Washington  98040

Ladies and Gentlemen:

This opinion is furnished in connection with the registration by Farmers New World Life Insurance Company of a flexible premium variable life insurance policy (the "Policy") under the Securities Act of 1933, as amended. The prospectus that has been incorporated by reference into Post-Effective Amendment No. 4 to the Registration Statement on Form S-6 (File No. 333-84023) (the "Prospectus"), and the prospectus supplement filed with Post-Effective Amendment No. 4 (the "Supplement"), describe the Policy. I have provided actuarial advice concerning certain aspects of the preparation of the Policy form described in Post-Effective Amendment No. 4 and exhibits thereto.

It is my professional opinion that:

(1) The illustrations of death benefits and surrender values included in the Prospectus and the Supplement based on the assumptions stated in the illustrations, are consistent with the provisions of the Policy. The rate structure of the Policy has not been designed so as to make the relationship between premiums and benefits, as shown in the illustrations, appear more favorable for policyowners at the ages illustrated than for policyowners at other ages except to the extent that the relationship between premiums and benefits differs reasonably by issue age, attained age, sex and underwriting class.

(2) The information contained in the examples of surrender charges set forth in the Prospectus, based on the assumptions stated in the example, is consistent with the provisions of the Policy.

I hereby consent to the use of this opinion as an exhibit to Post-Effective Amendment No. 4 to the Registration Statement and to the reference to my name under the heading "Experts" in the Prospectus.

Sincerely,



/s/ Joel D. Kuni
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Joel D. Kuni, FSA
Associate Actuary
Farmers New World Life Insurance Company